UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/06/2012

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Nutrisystem, Inc. (the "Company") held its annual meeting of stockholders on June 6, 2012. The following proposals were submitted by the Board of Directors to a vote of the Company's stockholders and the final results of the voting on each proposal are noted below.

Proposal 1        Election of Directors

The stockholders elected the following individuals to serve as Directors until the Company's 2013 Annual Meeting of Stockholders as follows:

Name                                Votes For                 Votes Withheld                 Broker Non-Votes

Robert F. Bernstock                12,729,678                5,125,554                    7,240,759
Michael F. Devine, III        17,485,737                369,495                            7,240,759
Michael J. Hagan                           17,470,457                384,775                            7,240,759
Warren V. (Pete) Musser        17,449,310                405,922                            7,240,759
Joseph M. Redling                       12,222,288                5,632,944                    7,240,759
Brian P. Tierney                      17,240,730                614,502                            7,240,759
Stephen T. Zarrilli                    17,255,034                600,198                            7,240,759

Proposal 2        Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 as follows:

Votes For                 Votes Against                 Votes Abstained

24,876,900                 187,479                             31,162

Proposal 3        Approval of Named Executive Officer Compensation

The stockholders approved the compensation of the Company's named executive officers as disclosed in the Company's proxy statement as follows:

Votes For                 Votes Against                 Votes Abstained                 Broker Non-Votes

11,371,080                5,797,720                       686,432                             7,240,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: June 07, 2012	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer